SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                (Amendment No. 4)

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 3, 2003



                      FRONTLINE COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                        001-15673          13-3950283

(State or other jurisdiction of          (Commission       (I.R.S. Employer
        incorporation)                   File Number)      Identification No.)



                One Blue Hill Plaza, Pearl River, New York 10965
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 623-8553



           Former name or former address, if changed since last report

         On June 17 and 18, 2003, the Company filed with the Commission the Financial Statements of Proyecciones y Ventas Organizadas, S.A. de C.V. (" Provo") and pro forma financial information related to its acquisition of Provo. The pro forma information was prepared considering Provo as the acquirer for accounting purposes and treating the transaction as a reverse acquisition. Based on subsequent research, the Company has determined that it is the acquirer for accounting purposes and accordingly, the pro forma financial information is amended and filed herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (b) Pro Forma Financial Information.

         Unaudited Pro Forma Condensed Combined Financial Information for Proyecciones y Ventas Organizadas, S.A. de C.V and Frontline Communications Corporation .

         (i)      Introduction
         (ii)     Pro Forma Combined Balance Sheet as of December 31, 2002
         (iii) Pro Forma Combined Statements of Operations for the year ended December 31, 2002
         (iv)     Notes to Pro Forma Combined Statements of Operations

         (c)      Exhibits

         Reference is made to exhibits previously filed with the Securities and Exchange Commission, as Exhibits to the Company's Reports on Form 8-K filed with the Commission on April 18, 2003, May 6, 2003, June 17, 2003 and June 18, 2003. Audited financial statements of Provo filed with the previous Form 8-K/A are incorporated by reference.


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



                                   Signatures




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


         Dated: October 6, 2003

                                    By: /s/ Vasan Thatham
                                       --------------------------------------
                                        Vasan Thatham
                                        Principal Financial Officer and Vice
                                        President

                      Frontline Communications Corporation
                                       and

                 Proyecciones y Ventas Organizadas, S.A. de C.V.

               Unaudited Pro Forma Combined Financial Information

                  On April 3, 2003 , the Registrant ("Frontline") completed the acquisition of all of the issued and outstanding stock of Proyecciones y Ventas Organizadas, S.A. de C.V., a corporation organized under the laws of the Republic of Mexico ("Provo"). The acquisition was consummated pursuant to the terms and provisions of an amended and restated stock purchase agreement dated April 3, 2003 between Frontline, Provo and the former shareholders of Provo.

                  As a consideration for the stock in Provo, Frontline issued to the Sellers a total of 220,000 shares of Frontline's Series C convertible preferred Stock. Each share of Series C convertible preferred stock automatically converts to 150 shares of common stock of Frontline upon receipt of the approval of Frontline's stockholders of
         (i) the issuance of shares of common stock upon the conversion of the Series C convertible preferred stock; (ii) an increase in Frontline's authorized common stock to 75 million; and (iii) a 1 for 1.5 share reverse split of Frontline's common stock. Upon its stockholders approval, Frontline will issue 33 million shares of common stock (before giving effect to the proposed reverse split) (the "Conversion Shares") to the former shareholders of Provo and a change of control of Frontline will occur. Upon conversion of the Series C convertible preferred stock, the former shareholders of Provo will own approximately 62.9% of the common stock of Frontline. In the event Frontline shareholders do not approve the conversion of Series C preferred stock into Frontline's common stock, Frontline will be obligated to pay $20,000,000 to the Series C Preferred Stockholders.

                  In connection with the Acquisition, Frontline issued to 18 individuals an aggregate of 35,500 shares of Series D convertible preferred stock, including 27,500 shares to officers and employees and 8,000 shares to brokers and finders. Each share of Series D preferred stock is convertible into 150 shares of common stock upon receipt of Frontline's stockholders approvals.


                  Frontline is requesting the holders of its Series B convertible redeemable preferred stock to convert their shares into shares of Frontline common stock; currently the preferred stock can be converted into common stock at the rate of 3.4 shares of common stock for each share of preferred stock. In connection with the conversion, Frontline has offered to pay the holders of the preferred stock accrued and unpaid dividends on the preferred stock in shares of its common stock. Including accrued dividends and deemed dividends (see note 3), the proposed conversion ratio is 6 shares of common for each share of preferred stock.




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


                  The following unaudited pro forma combined condensed financial information sets forth certain historical financial information of Frontline and Provo on an unaudited pro forma basis after giving effect to the acquisition treating Frontline as the acquirer for accounting purposes. The purchase price for the acquisition was established using Frontline's common stock value at the time the acquisition was signed and announced and by applying the conversion ratio of the Series C convertible preferred stock issued to the former shareholders of Provo. The acquisition will be accounted for using the purchase method of accounting, and accordingly, the purchase price will be allocated to tangible and intangible assets of Provo acquired and the liabilities of Provo assumed, on the basis of their fair values as of the acquisition date.

                  The balance sheets of Provo and Frontline at December 31, 2002 have been combined as if the acquisition had occurred on December 31, 2002. For purposes of pro forma information, the Provo and the Frontline statements of operations for the year ended December 31, 2002 have been combined as if the acquisition had occurred on January 1, 2002.

                  The unaudited pro forma combined condensed financial information has been included as required and allowed by the rules of the Commission and is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have actually occurred had the Acquisition been completed at the beginning of the periods or on the dates indicated, nor is it necessarily indicative of future financial position or operating results.

                  The allocation of the purchase price reflected in the unaudited pro forma combined condensed financial information is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon management's ongoing evaluation. Accordingly, the adjustments included herein may change based upon the final allocation of the purchase price, as adjusted to reflect the actual assets and liabilities at the date upon which the acquisition is completed, stock values and transaction costs incurred. That allocation may differ significantly from the preliminary allocation included herein.


    UNAUDITED   PRO FORMA COMBINED BALANCE SHEET

    December 31, 2002                                                 Historical  Pro forma            Pro forma

                                                          Frontline    Provo      Adjustments   Note    Combined
                                                          ----------------------  -------------------- -----------
    ASSETS
    Current:
       Cash and cash equivalents                          $208,502     $293,594                          $502,096
       Accounts receivable:
         Trade, net of allowance for doubtful accounts     212,397    8,170,269                         8,382,666
         Related parties                                              1,124,340                         1,124,340
         Other                                                          184,242                           184,242

                                                          ---------  -----------                       -----------
                            Total accounts receivable      212,397    9,478,851                         9,691,248

      Value-added tax recoverable                                       635,276                           635,276
      Inventory                                                       2,273,682                         2,273,682
      Prepaid expenses                                      57,778      636,398                           694,176
      Real estate held for sale                                       3,724,145                         3,724,145

                                                          ---------  -----------                       -----------
                                 Total current assets      478,677   17,041,946                        17,520,623

    Real estate held for sale                                           422,566                           422,566
    Property and equipment, net                            671,013      632,472                         1,303,485
    Deferred income taxes                                               260,883                           260,883
    Costs in excess on net assets acquired, goodwill                               5,009,910        2   5,009,910
    Other assets                                           108,877      170,319                           279,196

                                                          ---------  -----------  -----------          -----------
                                                          $1,258,567 $18,528,186  $5,009,910           $24,796,663
                                                          =========  ===========  ===========          ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current maturities of long-term debt                  $940,202     $562,424                        $1,502,626
    Payable under supplier credit facility                            9,678,012                         9,678,012
    Related parties                                                   1,114,197                         1,114,197
    Accounts payable and accrued expenses                 1,669,459     220,219      500,000        2   2,091,811

(297,867) 3
    Income taxes payable                                                165,379                           165,379
    Deferred taxes                                                      706,261                           706,261
    Deferred revenue                                       524,738                                        524,738
                                                          ---------  -----------  -----------          -----------
                            Total current liabilities     3,134,399  12,446,492      202,133           15,783,024


    Long-term debt, less current maturities                153,120    1,376,970                         1,530,090
    Payable under supplier  credit facility, less
         current maturities                                           2,171,715                         2,171,715
                                                          ---------  -----------  -----------          -----------
                                 Total long-term debt      153,120    3,548,685            0            3,701,805

                                                          ---------  -----------  -----------          -----------
                                    Total liabilities     3,287,519  15,995,177      202,133           19,484,829

    Minority Interest                                                    92,556                            92,556

    Stockholder's Equity (deficiency)
    Preferred stock                                          4,964                    (4,964)       4           0
    Common stock                                            99,404                   242,223        4     341,627
    Additional paid in capital                            36,204,292  1,016,684   (1,016,684)       4  44,210,136
                                                                                   8,005,844    3 & 4
    Retained earning ( accumulated deficit)               (37,466,196)1,568,653   (1,568,653)       4 (38,461,069)

                                                                                    (750,622)       5
                                                                                     (95,317)       3

                                                                                    (148,934)       3
    Accumulated other comprehensive loss                               (144,884)     144,884        4           0
    Treasury stock, at cost                               (871,416)                                      (871,416)

                                                          ---------  -----------  -----------          -----------
    Total stockholders' equity                            (2,028,952) 2,440,453    4,807,777            5,219,278

                                                          ---------  -----------  -----------          -----------
                                                          $1,258,567 $18,528,186  $5,009,910           $24,796,663
                                                          =========  ===========  ===========          ===========


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





PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2002
(Unaudited)
                                                                                        Historical
                                                                                      Pro Forma                Pro Forma
                                                          Frontline      Provo       Adjustments     Note       Combined
                                                          ----------- ------------  -------------- ---------  -------------
Revenues                                                  $5,047,098  $101,550,659                            $106,597,757

Costs and expenses:
      Cost of revenues                                     2,493,337   96,866,869                               99,360,206
      Selling, general and administrative                  2,446,816    3,588,578                                6,035,394
      Depreciation and amortization                          745,135       86,425                                  831,560
      Non-cash compensation charge                            58,500                      750,622     5            809,122
                                                          ----------- ------------  --------------            -------------
                                                           5,743,788  100,541,872         750,622              107,036,282
                                                          ----------- ------------  --------------            -------------
Loss from operations                                        (696,690)   1,008,787        (750,622)                (438,525)

Other income (expense):
   Interest expense                                          (95,417)    (419,345)                                (514,762)
   Interest income                                             7,796       97,256                                  105,052
   Other income (expense)                                     (3,214)      69,881                                   66,667

                                                          ----------- ------------  --------------            -------------
Net income (loss) before income tax and minority interest   (787,525)     756,579        (750,622)                (781,568)
                                                          ----------- ------------  --------------            -------------

Income tax                                                                148,395                                  148,395

                                                          ----------- ------------  --------------            -------------
Income ( loss) before minority interest                     (787,525)     608,184        (750,622)                (929,963)

Minority interest                                                         149,280                                  149,280

                                                          ----------- ------------  --------------            -------------
Net income (loss)                                           (787,525)     458,904        (750,622)              (1,079,243)
                                                          ----------- ------------  --------------            -------------

Preferred dividends                                          297,867                     (297,867)    6                  0
Deemed dividends                                                                           95,317     3             95,317

                                                          ----------- ------------  --------------            -------------
Net loss applicable to common shareholders                ($1,085,392)   $458,904       ($548,072)             ($1,174,560)
                                                          =========== ============  ==============            =============

Loss per common share-basic and diluted                       ($0.12)                                               ($0.03)
                                                          ===========                                         =============

Weighted average number of  common shares
   outstanding- basic and diluted                          9,119,533                                  7         33,615,469
                                                          ===========                                         =============


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



NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

1.       The Acquisition
         The purchase price for accounting purposes is established using the fair market value of 33,000,000 of Frontline's common stock (to be issued upon conversion of 220,000 shares of Series C convertible preferred stock) values at $0.204, which represents the average quoted market price of Frontline's stock, as reported by the American Stock exchange, during the time when the acquisition was signed and when it was announced.

         Fair value of Frontline common stock to be issued upon
              conversion of Series C convertible preferred stock     $6,732,000

          Acquisition related costs. Fair value of 1,200,000 shares
            of Frontline common stock to be issued upon conversion
            of 8,000 shares of Series D convertible preferred
            issued to
            brokers and finders                                         218,363

         Estimated transaction costs accrued                            500,000
                                                                    -----------
              Total purchase price                                   $7,450,363

2. The fair values of Provo's assets and liabilities have been estimated, principally based on book values, for the purpose of allocating the purchase price of the acquisition. A summary of assets acquired, liabilities assumed and resulting goodwill is as follows:

         Book value of Provo's assets at December 31, 2002          $18,528,186
         Book value of Provo's liabilities and minority interest
          at December 31, 2002                                      (16,087,733)
         Goodwill, costs in excess of net assets acquired             5,009,910
                                                                    -----------
         Total purchase price                                        $7,450,363

         The allocation of the purchase price is preliminary. The actual purchase price allocation to reflect the fair values of assets acquired and liabilities assumed will be based upon management ongoing evaluation of such assets and liabilities. Accordingly, the adjustments included herein will change based upon the final allocation of the purchase price, as adjusted to reflect the actual assets and liabilities at the date upon which the acquisition is completed, stock values and transaction costs incurred. That allocation may differ significantly from the preliminary allocation included herein.

         Frontline has adopted the Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). In accordance with the statement, goodwill associated with this transaction will not be amortized, but will be periodically assessed for impairment. Such an assessment will be at least on an annual basis.

3. The fair value of the dividends proposed to be paid on Series B convertible redeemable preferred stock through issuance of common stock exceeds required dividends. Accordingly, the excess of $95,317 is treated as deemed dividends and charged to retained earnings. Total amount of dividend adjusted is $542,118 (consisting of accrued dividends at December 31, 2002 $297,867, additional dividends of $148,934 for the six months ended June 30, 2003 and deemed dividends of $95,317). Additional dividends for the six months ended June 30, 2003 is charged to retained earnings.

4. Reflects the par and paid in value of the issued stock of Frontline after giving effect to 33,000,000 shares of common stock to be issued upon conversion of 220,000 shares of Series C convertible preferred issued to the Sellers in the acquisition; 1,200,000 shares of common stock to be issued upon conversion of 8,000 shares of Series D convertible preferred stock issued to brokers and finders; 4,125,000 shares of common stock to be issued upon conversion of 27,500 shares of Series D convertible preferred stock issued to certain officers and employees and 2,978,670 shares of common stock issued upon the assumed conversion of 496,445 shares of series B convertible redeemable preferred stock. As a result, issued shares of 9,940,424 (9,294,972 outstanding) at December 31, 2002 results in post acquisition issued shares of 51,244,094 (50,598,642 outstanding) on a pre-split basis. Adjusting for a proposed 1 for 1.5 share reverse split of Frontline's common stock results in issued shares of 34,162,729 (33,732,428 outstanding) on a post-split basis. In addition, this pro forma adjustment records the effect of noncash compensation (see Note 5), the effect of proposed payment of dividends of accrued dividends on Series B convertible redeemable preferred stock (see Note3) and eliminates Provo's applicable equity accounts and reflects the retained earnings of Frontline, the accounting acquirer.

5. The fair value of the common shares to be issued upon conversion of 27,500 Series D shares issued to officers and employees will be determined upon Frontline's shareholders approval of the conversion. Accordingly, noncash compensation expense will be recorded after Frontline's shareholder approval. For pro forma purposes, Series D shares are valued in the same manner as Series C shares and the pro forma adjusted for noncash compensation expense of $750,622. The ultimate compensation charge related to the Series D shares will be measured on the date that the shareholders approve the proposal that results in the conversion of Series D shares into common stock.

6. To eliminate the dividends on series B Convertible Redeemable preferred stock pursuant to the assumed conversion of them into shares of common stock.

7. The weighted average number of shares have been adjusted for; 33,000,000 shares of common stock to be issued upon conversion of 220,000 shares of Series C convertible preferred stock issued to the former shareholders of Provo; 1,200,000 shares of common stock to be issued upon conversion of 8,000 shares of Series D convertible preferred stock issued to brokers and finders; 2,978,670 shares of common stock issued upon the assumed conversion of 496,445 shares of series B convertible redeemable preferred stock and 4,125,000 shares of common stock to be issued upon the conversion of 27,500 shares of Series D convertible preferred issued to certain officers and employees. In addition, this pro forma adjustment records the effect of a proposed 1 for 1.5 share reverse split of Frontline's common stock.






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